Exhibit 32.01

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Wabash National Corporation (the "Company"), each hereby certifies that, to his knowledge, on August 8, 2018:

(a)	the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2018, filed on August 8, 2018 with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brent L. Yeagy
Brent L. Yeagy
President and Chief Executive Officer
August 8, 2018

/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer
August 8, 2018